UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2025

NEXALIN TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41507	27-5566468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1776 Yorktown, Suite 550

Houston, TX 77056

Registrant’s telephone number, including area code: (832) 260-0222

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NXL	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Common Stock	NXLIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Justin Van Fleet as Chief Financial Officer

On August 1, 2025, Nexalin Technology, Inc. (the “Company”) announced the appointment of Justin Van Fleet to the position of Chief Financial Officer of the Company.

Prior to joining the Company, Mr. Van Fleet served as a partner in the assurance practice of Marcum LLP. With over two decades of experience in public accounting, Mr. Van Fleet has advised public and private clients across a wide range of sectors, including businesses in the technology, life sciences and manufacturing and distribution industries.

In connection with his appointment, on August 1, 2025, the Company entered into an employment agreement with Mr. Van Fleet, previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 18, 2025.

On August 1, 2025, the Company issued a press release announcing the matters described above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated August 1, 2025

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEXALIN TECHNOLOGY, INC.

	By:	/s/ Mark White
Mark White
Chief Executive Officer
Dated: August 1, 2025

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